SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        October 5, 2004
                                                --------------------------------


Commission          Registrant, State of Incorporation,      I.R.S. Employer
File Number         Address and Telephone Number             Identification No.


1-3526              The Southern Company                     58-0690070
                    (A Delaware Corporation)
                    270 Peachtree Street, N.W.
                    Atlanta, Georgia 30303
                    (404) 506-5000


1-3164              Alabama Power Company                    63-0004250
                    (An Alabama Corporation)
                    600 North 18th Street
                    Birmingham, Alabama 35291
                    (205) 257-1000

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Alabama Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.
                  ------------

         In the proceeding filed by Alabama Power Company ("Alabama Power") to establish a rate mechanism for the recovery of retail costs associated with environmental laws and regulations, described in the Current Report on Form 8-K dated August 2, 2004, the Alabama Public Service Commission ("Alabama PSC"), on October 5, 2004, voted to approve the rate mechanism as filed, to begin operation in January 2005. In conjunction with the Alabama PSC's approval, Alabama Power agreed to a moratorium until March 2007 on any retail rate increase under the previously approved Rate Stabilization and Equalization Plan. Any increase in March 2007 would be based upon the earned return on retail common equity at December 31, 2006. See Note 3 to the financial statements of Alabama Power and The Southern Company under "Retail Rate Adjustment Procedures" and "Alabama Power Retail Rate Adjustment Procedures," respectively, in Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2003 for further information on the Rate Stabilization and Equalization Plan.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     October 6, 2004



THE SOUTHERN COMPANY                      ALABAMA POWER COMPANY



By /s/W. Dean Hudson                      By /s/Wayne Boston
    W. Dean Hudson                            Wayne Boston
     Comptroller                           Assistant Secretary